Grid Petroleum Acquires Natural Gas Assets In Wyoming

LONDON, Mar 15, 2010 (BUSINESS WIRE) -- Grid Petroleum Corp. (OTC.BB:GRPR) is pleased to announce the acquisition of assets in the SE Jonah Field, an area of premium natural gas reserves within the Greater Green River Basin in the Rocky Mountains area of Wyoming. This final agreement has been signed pursuant to the Letter Of Intent (LOI) signed earlier this year.

Regarded as one of the foremost gas fields in the Rocky Mountains, the Green River Basin area contains approximately 26 TCF (Trillion Cubic Feet) of natural gas, with the Jonah Field estimated to contain 7 to 10 TCF according to the Wyoming State Geological Survey. The Jonah Field currently produces from in excess of 500 wells. This well-defined region also fits Grid's model of low-risk, high-impact exploration and development, in that the region has an incredibly high success rate for drilling and completion. It is reported that in 2006, over 3,000 wells were drilled with a success rate of almost 98%.

Oilfield services giant Schlumberger has been retained to commence updating a technical report on the prospect, for analysis and development appraisal of the property. We look forward to detailing the report's findings in the near future. It is hoped that a development work program will commence on the property soon after the report is fully processed, and the potential resource is better defined.

Paul Watts, CEO of Grid Petroleum, said: "Acquiring these assets in such a prime location for natural gas reserves is an extremely positive move for Grid. This area has long been regarded as one of the highest quality sites in North America and I look forward to beginning development work on the property. We are looking forward to receiving the prospect report from Schlumberger, as we see this as a sensible move as a first stage of appraisal. With their vast experience and their cutting edge technology, we will be better placed to maximize the potential of our acquisition, and understand the scale of our undeveloped resource".

Legal Notice Regarding Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined, and assumptions of management. Forward looking statements are generally, but not always, identified by the words "expects", "plans", "anticipates", "believes", "intends", "estimates", "projects", "aims", "potential", "goal", "objective", "prospective", and similar expressions or that events or conditions "will", "would", "may", "can", "could" or "should" occur. Information concerning gold or other mineral reserve estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present if and when a project is actually developed.

Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include misinterpretation of data, inaccurate estimates of gold or mineral deposits, the uncertainty of the requirements demanded by environmental agencies, the Company's ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, the likelihood that no commercial quantities of gold or minerals are found or recoverable, and our ability to participate in the exploration of, and successful completion of development programs on all aforementioned prospects and leases. Additional information on risks for the Company can be found in filings on Edgar of other junior mineral exploration companies with the US Securities and Exchange Commission. This announcement may also contain information about adjacent properties on which we have no right to explore or mine. We advise U.S. investors that the SEC's mining guidelines strictly prohibit information of this type in documents filed with the SEC. U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.

SOURCE: Grid Petroleum Corp.

CONTACT:
Grid Petroleum Corp. Paul Watts President 303-952-7659 www.gridpetroleum.com
Copyright Business Wire 2010
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KEYWORD: United Kingdom
                  United States
                  Europe
                  North America
                  Wyoming

INDUSTRY KEYWORD: Energy
                  Oil/Gas
                  Other Energy
                  Professional Services
                  Finance

SUBJECT CODE:     Contract/Agreement
                  Merger/Acquisition